UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: April 20, 2007


                            TONGA CAPITAL CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)



          Colorado                     000-50619                84-1069035
----------------------------          -----------         ---------------------
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)        Identification Number)


              2600 S. Shore Blvd, Suite 100, League City, TX 77573
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (281) 334-5161
                                 --------------
               Registrant's telephone number, including area code


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


     Tonga Capital Corporation ("the Company"), on April 20, 2007, executed Employment Agreements with Messrs. Barent W. Cater, Stuart C. Cater and James O'Neal, as described below.

     On April 20, 2007, the Company entered into an employment agreement with Barent W. Cater to serve as President and Chief Executive Officer of the Company. The employment agreement has an effective date of March 1, 2007. The employment agreement with Mr. Barent W. Cater expires on March 1, 2009. Pursuant to his employment agreement, the Company has agreed to pay Mr. Barent W. Cater a monthly salary of $8,333 and upon the earlier occurrence of the completion of financing greater then $3 million or December 31, 2007, the Board of Directors shall consider re-negotiating the annual salary. Mr. Barent W. Cater has agreed to waive his salary during the six-month period of March 2007 through August 2007. Mr. Barent W. Cater's nomination to the Company's Board of Directors is pending, at this time.

     On April 20, 2007, the Company entered into an employment agreement with Stuart C. Cater to serve as the Chief Financial Officer of the Company. The employment agreement with Mr. Stuart Cater expires on March 1, 2009. The employment agreement has an effective date of March 1, 2007. Pursuant to his employment agreement, the Company has agreed to pay Mr. Stuart C. Cater a monthly salary of $8,333 and upon the earlier occurrence of the completion of financing greater then $3 million or December 31, 2007, the Board of Directors shall raise his annual salary to $12,500 per month. Mr. Stuart C. Cater has agreed to waive his salary during the two-month period of March 2007 through April 2007. Mr. Stuart C. Cater is the brother of Mr. Barent W. Cater, the President and Chief Executive Officer of the Company.

     On April 20, 2007, the Company entered into an employment agreement with Jim O'Neal to serve as the Chief Operations Officer of the Company. The employment agreement has an effective date of March 1, 2007. The employment agreement with Mr. O'Neal expires March 1, 2009. Pursuant to his employment agreement, the Company has agreed to pay Mr. Jim O'Neal a monthly salary of $8,333 and upon the earlier occurrence of the completion of financing greater then $3 million or December 31, 2007, the Board of Directors shall raise his annual salary to $12,500 per month. Mr. O'Neal has agreed to waive his salary during the two-month period of March 2007 through April 2007.

     In connection with the Employment Agreements, generally, the Company or the employee may terminate the Employment Agreement at any time with or without cause. In the event the Company terminates an Employment Agreement for cause or the employee terminates his Employee Agreement without cause, all of such employee's rights to future compensation would cease upon the date of such termination. If the Company terminates an Employment Agreement without cause, then such employee terminates his Employment Agreement for cause, or in the event of a change in control, the Company is required to pay to such employee compensation equal to one (1) year of salary in a lump sum payment. The Employment Agreements are renewable by either party for a period of one (1) year, unless notice is given otherwise ninety (90) days prior to expiration.

     The Employment Agreements also include a non-compete and nondisclosure provisions in which each employee agrees not to compete with or disclose confidential information regarding the Company and its business during the term of the Employment Agreement and for a period of twenty-four (24) months thereafter.

     Item 9.01 Financial Statements and Exhibits

     (c) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of
Item 601 of Regulation S-B.

Exhibit No.                          Description

     10.01     *Employment Agreement by and between the Company and Barent
               W. Cater dated April 20, 2007

     10.02     *Employment Agreement by and between the Company and Stuart
               C. Cater dated April 20, 2007

     10.03 *Employment Agreement by and between the Company and Jim O'Neal dated April 20, 2007

*Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                      TONGA CAPITAL CORPORATION


                                      By:    /s/ Barent W. Cater
                                         -----------------------------------
                                         Barent W. Cater, President and
                                         Chief Executive Officer


                                         Date: May 2, 2007